UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 27, 2015



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   000-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 5.07    Submission of Matters to a Vote of Security Holders

The registrant's 2015 Annual Meeting of Shareholders was held May 27, 2015. Matters voted upon were (1) ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year, (2) election of directors and (3) non-binding advisory vote on the compensation paid its named executive officers. The final number of votes cast with respect to each matter are set out below:

1) Ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year:

      Votes For              2,065,100
      Votes Against             19,838

2) Election of the following nominees to the Company's Board of Directors for the ensuing year:

                                  Votes For        Votes Withheld
      Betty J. Long               1,467,025             3,290
      Ted McClain                 1,451,565            18,750
      Edwin S. Saunier            1,467,315             3,000
      Buckner Woodford IV         1,463,595             6,720

3) Non-binding advisory vote on the compensation paid its named executive officers:

      Votes For             1,399,753
      Votes Against            43,899
      Votes Abstained          26,663

The following directors have a term of office that will continue following the Annual Meeting: B. Proctor Caudill, Jr., Henry
Hinkle, Theodore Kuster, Louis Prichard, Robert G. Thompson and
Woodford Van Meter.

The total number of Common Shares outstanding as of March 20, 2015, the record date for the Annual Meeting of Shareholders, was 2,725,648.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.


Date: May 27, 2015                  By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer